SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 7, 2005

ENTROPIN, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29807	68-0510827
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13314 Lost Key Place, Bradenton, Florida	34202
(Address of principal executive offices)	(Zip code)

(941) 388-9512
Registrant’s telephone number, including area code

45926 Oasis Street, Indio, California 92201
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4. Change in Registrant’s Certifying Accountant

(a) Previous Independent Accountants

(1) (i) Effective July 7, 2005, Entropin, Inc. (the “Registrant”) dismissed Causey Demgen & Moore, Inc. (“Causey Demgen”) as its independent certified public accountants.

(ii) Causey Demgen’s report on the Registrant’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles; however, the report was modified to include an explanatory paragraph wherein Causey Demgen expressed substantial doubt about the Registrant’s ability to continue as a going concern.

(iii) The change of independent accountants was approved by the Registrant’s Board of Directors on July 7, 2005.

(iv) During the Registrant’s most recent two fiscal years, as well as the subsequent interim period through July 7, 2005, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

(v) During the Registrant’s most recent two fiscal years, as well as the subsequent interim period through July 7, 2005, Causey Demgen did not advise the Registrant of any of the matters identified in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

(vi) The Registrant requested Causey Demgen to furnish a letter addressed to the SEC, stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.

(b) New Independent Accountants

On July 7, 2005, the Registrant engaged LL Bradford & Company, LLC (“LL Bradford & Company”) as its principal accountant to audit the Registrant’s financial statements. The Registrant did not consult LL Bradford & Company on any matters described in paragraph (a)(2)(i) or (ii) of Item 304 of Regulation S-K during the Registrant’s two most recent fiscal years or any subsequent interim period prior to engaging LL Bradford & Company.

Item 7. Exhibits

Exhibit 99.1	Letter dated July 12, 2005, from Causey Demgen & Moore, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2005	ENTROPIN, INC.

By: s/s/ David Norris
Name: David Norris
Its: President